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SCHEDULE 14A

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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

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The following press release was issued by Bed Bath & Beyond Inc. on March 26, 2019.

Bed Bath & Beyond Inc. Issues Statement Regarding Activist Investor Group

No Shareholder Action Required at This Time

UNION, N.J., March 26, 2019 /PRNewswire/ -- Bed Bath & Beyond Inc. (NASDAQ: BBBY) today issued the following statement in response to a press release issued by Legion Partners Asset Management ("Legion"), Macellum Advisors GP ("Macellum") and Ancora Advisors ("Ancora") (collectively the "Activist Group") regarding the Activist Group's submission of 16 nominees to take over the Board of Directors at the Company's 2019 Annual Meeting of Shareholders ("2019 Annual Meeting"):

Bed Bath & Beyond regularly engages with our shareholders and welcomes constructive input focused on enhancing value. Members of our Board of Directors and senior management team have met with and held several discussions with Legion and Macellum over the past few weeks. Ancora has not previously reached out to or engaged with the Company.

In these conversations, we made clear our commitment to engaging constructively and acting in the best interest of all Bed Bath & Beyond shareholders. We asked on several occasions for their suggestions and ideas for improving the Company's business but they did not provide any. We also invited them to participate in the Board refreshment program we have been undertaking in recent years and are in the process of accelerating with investor input. Instead they chose to publicly attack the Company and provide their intent to nominate directors to take over the full Board. Unfortunately, while our directors and management were seeking to engage in good faith, it appears that the Legion and Macellum representatives were merely seeking information to support their attack.

Bed Bath & Beyond is undertaking a comprehensive transformation to evolve the foundational structure of the business, drive shareholder value and best position the Company for long-term success. While the Activist Group has not provided any specific recommendations despite the Company's repeated requests, we note that many of the areas highlighted by the Activist Group in its press release are already being addressed at a detailed level by the Company. We look forward to receiving and reviewing any specific suggestions and recommendations the Activist Group may have.

The Company is making significant progress on its transformation to continue to strengthen its position as the expert for the home and heartfelt life events. It takes time to transform a company and the initiatives we have underway are delivering results. Importantly, on the Company's fiscal 2018 third quarter conference call on January 9, 2019, we stated that the Company is ahead of plan with respect to our long-term financial goals. In fiscal year 2019, the Company's transformation will become even more visible as we continue to strengthen our identity as a customer focused retailer with deep capabilities in data, analytics and technology.

Bed Bath & Beyond has a diverse, experienced Board of Directors that is committed to acting in the best interest of all shareholders and supporting the Company's strategic priorities. The Board includes 12 highly qualified directors, all of whom are actively engaged and possess significant experience relevant to our business.

The Board recognizes the value of fresh perspectives and diversity in the boardroom and regularly evaluates its composition to ensure it reflects the right mix of skills and expertise. Notably, as part of the Board's ongoing refreshment program, three new independent directors with relevant experience have been added during the last two years: Virginia Ruesterholz, JB Osborne and Stephanie Bell-Rose, and currently one-third of Bed Bath & Beyond's directors are diverse. Importantly, the Board has stated its ongoing commitment to further Board refreshment as well as adoption of best-in-class governance and compensation practices.

The Nominating and Corporate Governance Committee and the Board are responsible for evaluating director candidates qualified to become members of the Board, and will do so consistent with established processes.

Details regarding the Company's 2019 Annual Meeting, including the Board's formal recommendation regarding director nominees, will be presented in the Company's definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2019 Annual Meeting.

Goldman, Sachs & Co. is acting as financial advisor to Bed Bath & Beyond, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that is the trusted expert for the home and heartfelt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases.  The Company's actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company's plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company's development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company's common stock and its effect, and the effect of other factors, on the Company's capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company's information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company's or a third party product or service supplier's compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses.  The Company does not undertake any obligation to update its forward-looking statements.

Important Information

Bed Bath & Beyond Inc. (the "Company") intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company's 2019 Annual Meeting with the Securities and Exchange Commission (the "SEC"). Details concerning the nominees of the Company's Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue Union, New Jersey 07083, by contacting the Company's proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company's website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company's quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company's Current Report on Form 8-K filed with the SEC on June 5, 2018 and the Company's definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018.  To the extent holdings of such participants in the Company's securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

SOURCE Bed Bath & Beyond Inc.